CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$310,000	$35.99

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-169119

Pricing Supplement to the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011

$310,000

Barclays Perpetual Rolling Open Structure Protecting Equity Returns (PROSPER) ETF Notes,

due August 22, 2012

Global Medium-Term Notes, Series A, No. E-6796

The Barclays PROSPERTM ETF Notes due August 22, 2012 (the “Securities”) are linked to the performance of the Barclays PROSPERTM ETF Portfolio described herein (the “Portfolio”), a notional portfolio which changes its asset allocation depending on the performance of its constituent assets over the term of the Securities. Unlike ordinary debt securities, the Securities do not pay any interest during their term. Instead, you will receive a payment at maturity that is equal to the greater of (a) the net asset value of each Portfolio Unit (as defined below) as of the final valuation date or (b) the minimum protection level as of the final valuation date. The Securities are designed for investors who want to participate in the performance of the Portfolio and who are willing to risk losing up to 20% of the principal amount of the Securities. The Portfolio described herein is a notional portfolio created by Barclays Bank PLC for the purposes of issuing these Securities, and holders of the Securities will have no legal or beneficial interest in the Portfolio or any of its components. The principal terms of the Securities are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Inception Date: August 26, 2011 (subject to non-trading days and market disruption events).

Issue Date: August 31, 2011 (or, if such day is not a business day, the third business day after the inception date).

Maturity Date: August 22, 2012 (subject to non-trading days, market disruption events and postponement of the final valuation date).

Reference Portfolio: The return on the Securities is linked to the performance of the Barclays PROSPER™ ETF Portfolio (created for purposes of issuing these Securities and as described herein). This Portfolio tracks the value of a notional investment in (a) index-linked cash deposits (the “cash assets”) and (b) a specified basket of exchange-traded funds (the “performance basket”) and index-linked cash deposits representing the notional amount of cash distributed as dividends by such exchange-traded funds during the term of the Securities (the “performance asset cash component” and, together with the performance basket, the “performance assets”). The allocation between the notional investments in the cash assets and the performance assets (together, the “constituent assets”) in this Portfolio will vary during the term of the Securities according to a dynamic allocation mechanism (the “PROSPER strategy”), as described further herein. The goal of the PROSPER strategy is to maximize the Portfolio’s exposure to the performance assets while maintaining the value of the Portfolio at or above a minimum protection level.

Portfolio Unit: For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of a single Security. The value of each Portfolio Unit (the “Unit NAV”) on the inception date will be less than the face amount of each Security. On the inception date, the Unit NAV will be equal to 98.25% of the face amount of each Security, or $982.50, with a Portfolio allocation as described below. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described in “The Portfolio” of this pricing supplement.

Portfolio Allocation: On the inception date, with respect to each Portfolio Unit, 100% of the Unit NAV, or $982.50, will be allocated to the performance assets, and 0% of the Unit NAV, or $0, will be allocated to the cash assets. After the inception date, the allocation to the performance assets and cash assets is subject to adjustment according to the PROSPER strategy, as described herein.

Payment at Maturity: If you hold your Securities to maturity, you will receive a payment for each Security that is equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

Minimum Protection Level: The minimum protection level on any valuation date, including the final valuation date, is equal to the greater of (1) $800 and (2) 80% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date.

Investor Fee: The investor fee is equal to 1.15% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described below under “Investor Fee Rate.” No investor fee will be deducted on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

Investor Fee Rate: The investor fee rate is 1.15% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.15% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

Valuation Date: A valuation date is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described in the “The Portfolio” of this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be August 17, 2012, subject to market disruption events and non-trading days.

Trading Day: A trading day is any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the calculation agent in its sole discretion.

Secondary Market: The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so.

CUSIP Number: 06738KQD6

ISIN: US06738KQD62

The Unit NAV on the inception date is less than the face amount of the Securities. If the value of the Portfolio does not increase to or above the face amount of the Securities or in the event of a decline in the value of the Portfolio, the payment you receive for each Security may be less than the face amount of the Security. As a result, you may lose some of your principal if you invest in the Securities. See “Risk Factors ” beginning on page PS-10 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Cover page cont’d:

	Per Security	Total
Price to Public	100%	$310,000
Agent’s Commission*	1.75%	$5,425
Proceeds to Barclays Bank PLC	98.25%	$304,575

*	The Securities will be sold to Barclays Capital Inc. on the inception date at a price per Security equal to 98.25% of the principal amount of each Security, [or equal to the Unit NAV of the Portfolio Units underlying each Security]. Barclays Capital Inc. may sell the Securities to additional dealers at the same price. Accordingly, the percentage and total proceeds to Issuer listed herein is the maximum amount of proceeds that the Issuer receives per Security.

Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of Securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Pricing Supplement dated August 26, 2011

Issued in denominations of $1,000

PRICING SUPPLEMENT

PRICING SUPPLEMENT SUMMARY	PS-2
HYPOTHETICAL EXAMPLES	PS-7
RISK FACTORS	PS-10
THE PORTFOLIO	PS-15
MARKET DISRUPTION EVENTS	PS-36
TRADEMARKS	PS-36
VALUATION OF THE SECURITIES	PS-36
SPECIFIC TERMS OF THE SECURITIES	PS-36
CLEARANCE AND SETTLEMENT	PS-39
USE OF PROCEEDS AND HEDGING	PS-39
SUPPLEMENTAL U.S. INCOME TAX CONSIDERATIONS	PS-39
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-42

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-6
DESCRIPTION OF MEDIUM-TERM NOTES	S-32
TERMS OF THE NOTES	S-38
INTEREST MECHANICS	S-45
CERTAIN FEATURES OF THE NOTES	S-48
DESCRIPTION OF UNIVERSAL WARRANTS	S-57
TERMS OF THE WARRANTS	S-62
CERTAIN FEATURES OF THE WARRANTS	S-66
REFERENCE ASSETS	S-72
CLEARANCE AND SETTLEMENT	S-114
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-120
PLAN OF DISTRIBUTION	S-122
USE OF PROCEEDS AND HEDGING	S-131
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-132
VALIDITY OF SECURITIES	S-147

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DESPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	72
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

PRICING SUPPLEMENT SUMMARY

The following is a summary of the terms of the Barclays PROSPER™ ETF Notes due August 22, 2012 (the “Securities”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated August 31, 2010, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 27, 2011, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences?

What Are the Securities and How Do They Work?

The Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Barclays PROSPER™ ETF Portfolio, created for purposes of issuing these Securities and as described herein (the “Portfolio”). The Portfolio is a notional portfolio which changes its asset allocation depending on the performance of its constituent assets over the term of the Securities. Unlike ordinary debt securities, the Securities do not pay any interest during their term. The Securities are partially principal protected, as described in more detail in this section under “—Payment at Maturity.” The Securities will be issued in denominations of $1,000.

The Portfolio

The Portfolio is a dynamic composite portfolio that tracks the value of a notional investment in (a) index-linked cash deposits (the “cash assets”) and (b) a specified basket of exchange-traded funds (the “performance basket”) and index-linked cash deposits representing the notional amount of cash distributed as dividends by such exchange-traded funds during the term of the Securities (the “performance asset cash component” and, together with the performance basket, the “performance assets”). The notional investments in the performance assets and the cash assets (together, the “constituent assets”) are described in more detail under “—The Portfolio Constituents.”

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of a single Security. The value of each Portfolio Unit (the “Unit NAV”) on the inception date will be less than the face amount of each Security. On the inception date, the Unit NAV will be equal to 98.25% of the face amount of each Security, or $982.50, with an allocation comprising a 100% notional investment, or $982.50, in the performance assets and a 0% notional investment, or $0, in cash assets. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described in “The Portfolio” of this pricing supplement. The allocation between the notional investments in the cash assets and the performance assets will vary during the term of the Securities according to a dynamic allocation mechanism (the “PROSPER strategy”).

For more information on the PROSPER Strategy, see “The Portfolio—The PROSPER Strategy” in this pricing supplement.

A “valuation date” is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described in the “The Portfolio” of this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be August 17, 2012, subject to market disruption events and non-trading days.

A “trading day” is any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the Calculation Agent in its sole discretion.

The Portfolio Constituents

Cash asset constituents. The cash assets consist of notional cash deposits, which accrue interest at the cash rate and are rolled on a daily basis with compounded interest. The “cash rate” is set by reference to the Barclays Investable Cash USD Overnight Index (the “cash index”). The cash index is designed to reflect the performance of a U.S. dollar daily rolling money market deposit. The level of the cash index is calculated on each calendar day and published on Bloomberg page BXIIOUSD. The level of the cash index on a calendar day is calculated using the level of the cash index on the Index Business Day immediately preceding such calendar day and an interest rate (the “cash index interest rate”) equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day immediately preceding such calendar day (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day, the cash index interest rate will be calculated using the last available U.S. federal funds effective rate. Accordingly, the level of the cash index on a calendar day “t” (the “Cash Index Level t”) will be calculated on a formula basis as follows:

Cash Index Level t = Cash Index Level i × [1 + Cash Index Interest Rate i × Day Count Fraction]

Where:

“Cash Index Level i” means the level of the Cash Index on the Index Business Day “i” immediately preceding such calendar day “t”.

“Cash Index Interest Rate i” means the cash index interest rate on the Index Business Day “i” immediately preceding such calendar day “t” equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day “i” immediately preceding such calendar day “t” (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day “i”, the Cash Index Interest Rate i will be calculated using the last available U.S. federal funds effective rate.

“Day Count Fraction” means Actual/360.

“Index Business Day” with respect to the cash index means a New York business day.

For more information on the calculation of cash rate, see “The Portfolio—The Portfolio Constituent Assets—The Cash Assets.”

Performance asset constituents. The performance basket consists of notional investments in a basket of nine exchange-traded funds (“ETFs”) as described herein. The ETFs included in the performance basket track the performance of various underlying indices, as specified in the table below:

ETF	Tracks Performance of:
SPDR® S&P 500® ETF	Securities comprising the S&P 500® Index

SPDR® S&P® MidCap 400 ETF	U.S. “mid-cap” companies, as measured by the S&P MidCap 400 Indextm

iShares® Russell 2000 Index Fund	U.S. “small-cap” companies, as measured by the Russell 2000 Index

iShares® MSCI EAFE Index Fund	Securities in European, Australasian and Far Eastern markets, as measured by the MSCI EAFE Index

iShares® MSCI Emerging Markets Index Fund	Securities in emerging markets, as measured by the MSCI Emerging Markets Index

PowerShares® DB Commodity Index Tracking Fund	Exchange-traded commodity futures, as measured by the Deutsche Bank Liquid Commodity Index-Optimum Yield Excess Return

iShares® Barclays Aggregate Bond Fund	Total U.S. investment grade bond market as defined by the Barclays Capital U.S. Aggregate Index

SPDR® Barclays Capital 1-3 Month T-Bill ETF	1-3 Month sector of the U.S. Treasury Bill market as measured by the Barclays Capital 1-3 Month U.S. Treasury Bill Index

iShares® Barclays TIPS Bond Fund	Inflation-protected public obligations of the U.S. Treasury as measured by the Barclays Capital U.S. Treasury Inflation Protected Securities Index

The performance assets further contain a “performance asset cash component” in the form of index-linked cash deposits, which accrue interest at the cash rate. The performance asset cash component represents a notional amount of cash distributed as dividends by the ETFs during the term of the Securities included within the performance basket, as determined by the calculation agent in a commercially reasonable manner.

For purposes of calculation, the performance assets are divided into “Performance Units.” On the inception date, the value of the performance assets in each Performance Unit (the “Performance Value”) will be equal to $1,000 and the number of Performance Units in each Portfolio Unit (the “Performance Number”) will be 0.9825. On any valuation date ‘t’ after the inception date, the Performance Value and the Performance Number, as of the close of business on such valuation date, will be calculated as described under “The Portfolio.” For the weightings of the performance assets of the Portfolio, see “The Portfolio—the PROSPER strategy—Calculation of the Performance Value.”

Inception, Issuance and Maturity

The Securities were first sold on August 26, 2011 (subject to non-trading days and market disruption events), which we refer to as the “inception date.” The Securities are expected to be first issued on August 31, 2011, (or, if such day is not a business day, the third business day after the inception date) which we refer to as the “issue date”, and are due on August 22, 2012 (subject to non-trading days, market disruption events and postponement of the final valuation date), which we refer to as the “maturity date.”

Payment at Maturity

If you hold your Securities to maturity, you will receive a payment for each Security that is equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

Minimum Protection Level

The minimum protection level on any valuation date, including the final valuation date, is equal to the greater of (1) $800 and (2) 80% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date.

Investor Fee

The investor fee is equal to 1.15% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described in the following paragraph. No investor fee will be deducted from the Unit NAV on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

The “investor fee rate” is 1.15% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.15% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

Because the investor fee reduces the amount of your return at maturity, the constituent assets of the Portfolio will need to increase significantly in value in order for you to receive at least the principal amount of your investment at maturity. If the increase in the value of the Portfolio’s constituent assets is insufficient to offset the negative effect of the investor fee, or such value decreases, you will receive less than the principal amount of your investment at maturity.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•

Risk to principal—If you hold the Securities to maturity, the Securities are protected up to a minimum protection level equal to the greater of (1) $800 and (2) 80% of the highest Unit NAV of the Portfolio calculated as of the close of business on all valuation dates including the final valuation date. If the Unit NAV of the Portfolio does not increase to or above the face amount of the Securities or if it declines during the term of the Securities, your payment at maturity may be less than the principal amount invested.

•

Conflicts of Interest—Barclays Bank PLC will serve as the calculation agent for the Securities. The calculation agent is responsible for the composition, calculation and maintenance of the Portfolio, and may also, in its sole discretion, make a number of determinations, including the existence of market disruption events, business days and the maturity date that may affect the market value of the Securities. As such, the calculation agent may have a conflict of interest in the exercise of its discretion.

•	No Interest Payments—You will not receive any periodic interest payments on the Securities.

•

A Trading Market for the Securities May Not Exist—The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so. Trading in the Securities may or may not be available on an over-the-counter basis at any time. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time. If you sell your Securities to an affiliate of Barclays Bank PLC or in the secondary market, the price you will receive may be lower than the intrinsic value of the Securities as measured based on the value of the Portfolio at the time of sale.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•	You are willing to accept the risk of losing up to 20% of the principal amount invested.

•	You do not seek current income from this investment.

•	You seek an investment with a return linked to the performance of a specified portfolio of ETFs with a dynamic asset allocation.

•	You are willing to hold the Securities to maturity.

The Securities may not be a suitable investment for you if:

•	You are not willing to accept the risk of losing up to 20% of the principal amount invested.

•	You seek current income from your investment.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You are not willing to hold your Securities to maturity.

What Are the Tax Consequences?

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as short-term contingent debt instruments for U.S. federal income tax purposes. There are no rules that specifically govern the U.S. federal income tax treatment of short-term contingent debt instruments; accordingly, the U.S. federal income tax treatment of the Securities is uncertain. However, if you are a cash-basis taxpayer, it is likely that you should generally not be required to recognize income with respect to the Securities prior to the sale or maturity of the Securities. If you are an accrual-basis taxpayer, as discussed in additional detail below, it would be reasonable for you to accrue any increase in the excess of the minimum protection level over the principal amount of the Securities as ordinary interest income.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, including possible alternative treatments for your Securities, see “Supplemental U.S. Income Tax Considerations” below.

HYPOTHETICAL EXAMPLES

To illustrate how the Securities would perform under different conditions, we randomly simulated various price paths of a hypothetical Performance Unit during a hypothetical 357-day period to illustrate the resulting changes over this period in the value and composition of a hypothetical Portfolio Unit and in the minimum protection level. The hypothetical return of the Performance Unit represents the hypothetical performance of a direct investment in the ETFs included in the performance basket. The examples that follow are based upon the following assumptions regarding the terms of the hypothetical securities:

•	The return of the Performance Unit is normally distributed and its volatility remains at a constant level of 15% during the hypothetical 357-day period.

•	The cash index interest rate remains at a constant rate of 0.05% per annum, a level approximately equal to the average cash index interest rate since 2009.

•	The portfolio gap risk factor is 20.00%, the maximum cushion ratio threshold is 25.00% and the minimum cushion ratio threshold is 16.67%.

•	The investor fee is calculated using the applicable investor fee rate.

•	The minimum protection level is the greater of (1) $800 and (2) 80% of the highest Unit NAV since the inception date.

•	On the inception date, the Unit NAV is $982.50, with a 100% allocation in the performance assets and a 0% allocation in the cash assets.

Investors are advised that the hypothetical examples are provided for illustrative purposes only. The hypothetical Performance Unit discussed in this section is not intended to reflect the past or future performance of the performance assets or the performance basket.

Example 1:

In this example, the Performance Unit generally appreciates over the 357-day period.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
23.3%	23.8%	18.2%	18.5%	$1161	18.2%	18.5%

Example 2:

In this example, the Performance Unit generally depreciates over the 357-day period.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
-30.9%	-31.4%	-16.9%	-17.2%	$817	-18.3%	-18.7%

Example 3:

In this example, the Performance Unit depreciates in the last five months of the 357-day period after a period of significant appreciation during the following months.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
1.9%	1.9%	1.6%	1.6%	$998	-0.2%	-0.2%

Example 4:

In this example, the Performance Unit appreciates in the last five months of the 357-day period after a period of significant depreciation during the prior months.

Performance Unit Final Return	Annualized Yield on the Performance Unit	Portfolio Unit Final Return	Annualized Yield on the Portfolio Unit	Payment at Maturity	Total Return on the Securities	Annualized Yield on the Securities
-10.1%	-10.3%	-11.%	-11.4%	$873	-12.7%	-13.0%

RISK FACTORS

The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities. The return on the Securities is linked to the performance of the Portfolio. Investing in the Securities is not equivalent to investing directly in the constituent assets of the Portfolio. See the section entitled “The Portfolio” in this pricing supplement for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the Securities.

You should also consider the tax consequences of investing in the Securities, significant aspects of which are uncertain. See “Supplemental U.S. Income Tax Considerations” in this pricing supplement.

The Principal Amount of Your Securities is Not Fully Protected Under the PROSPER Strategy and the Unit NAV on the Inception Date is Less than the Face Amount of Your Securities on Such Date

The principal amount of your Securities is not fully protected under the PROSPER strategy and consequently you risk losing up to 20% of your initial investment. The return on the Securities is based on the greater of the Unit NAV of the Portfolio on the final valuation date or the minimum protection level at such time. The Unit NAV of your Securities on the inception date is equal to 98.25% of the principal amount of the Security. As a result, if you invest on the inception date, you will invest $1,000, per Security, in Securities that are, on that date, valued at $982.50 per Security. The minimum protection level is the greater of (1) $800 and (2) 80% of the highest Unit NAV of the Portfolio calculated on all valuation dates up to and including the final valuation date. Thus, if the Unit NAV does not increase to or above the face amount of each Security, or if there is decline in the Unit NAV during the term of the Securities, the payment you receive for a Security may be less than the principal amount invested.

Delays Between the Calculation of the Net Asset Value of the Portfolio and Adjustments to the Portfolio’s Relative Exposure to its Constituent Assets May Result in Unnecessary Adjustments

If the calculation agent, using the PROSPER strategy, determines that adjustments to the Portfolio’s relative exposure to its constituent assets is necessary, the adjustment will take place on the following business day. As a result, the calculation agent may determine that an adjustment is necessary, even if the value of the cash assets and performance assets, at the time that adjustment actually takes place, are such that adjustment would not be necessary under the PROSPER strategy. The calculation agent may also adjust exposure to the performance assets to a greater or lesser extent than would be required if the adjustment took place on the same business day as the value of the constituent assets were calculated.

The PROSPER Strategy is a Dynamic Asset Allocation Strategy That Can Lead to an Underexposure of Your Securities to the Performance Assets

The calculation agent uses the PROSPER strategy to adjust the relative exposure of your Securities to the cash assets, on the one hand, and the performance assets, on the other hand. The Portfolio’s exposure to the performance assets will decrease when they perform negatively and may result in a 100% allocation to the cash assets.

If, at any time, the PROSPER strategy has resulted in a low or zero exposure of the Portfolio to the performance assets, and the performance assets subsequently appreciate significantly, the Portfolio may not be able to fully participate in this appreciation. If the PROSPER strategy results in a low exposure of the Portfolio to the performance assets, you may not receive as great a return on the Securities as you would have received by investing the same principal amount through a direct investment in the performance assets or a principal-protected security that is exposed to the performance assets through a traditional call option.

The Performance Assets Consist of ETFs, which May Underperform Compared to Their Underlying Indices

The performance assets consist, in part, of ETFs, each of which is designed to track the performance of an underlying index. However, unlike the underlying indices, the ETFs will reflect transaction costs and fees that may reduce their relative performance. Moreover, it is also possible that any of the ETFs may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index; for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in that ETF, differences in trading hours between that ETF and its underlying index or other circumstances. Because the return on your Securities is partially linked to the price and yield performance of the ETFs, and not to their underlying indices, the return on your Securities may be less than that of an alternative investment linked directly to the underlying indices.

Unlike Ordinary Debt Securities, You Will Not Receive a Regular Payment of Interest

Unlike ordinary debt securities, there is no interest payment payable in respect of the Securities. Thus, you will receive no current income in respect of the Securities during the term of the Securities.

Even if the Value of the Portfolio’s Constituent Assets Increases, You May Receive Less Than the Principal Amount

The Unit NAV for each Portfolio Unit on the inception date is less than the face amount of each Security. Additionally, the investor fee reduces the amount of your return at maturity. As a result, the constituent assets of the Portfolio will need to increase significantly in value in order for you to receive at least the principal amount of your investment at maturity. If the value of the Portfolio’s constituent assets does not increase such that the Unit NAV is greater than the face amount of the Securities or if such increase is insufficient to offset the negative effect of the investor fee, or if the value of the constituent assets decrease, you will receive less than the principal amount of your investment at maturity.

The Market Value of the Securities May Be Influenced by Many Unpredictable Factors

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. In general, we expect that changes in the value of the Portfolio will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

•	supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker;

•	the time remaining to the maturity of the Securities;

•	the prevailing interest rate environment;

•	economic, financial, political, regulatory, geographical or judicial events that affect interest rates; and

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity

The price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Securities from you in secondary market transactions will be reduced by the cost of hedging our obligations through one or more of our affiliates. As such, it is likely to be lower than the principal amount of your Securities, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The Portfolio has Limited Historical Information

The Portfolio was created for the purpose of issuing these Securities. Because the Portfolio is of recent origin and limited historical performance data exists with respect to it, your investment in the Securities may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology of which the Portfolio makes use as the basis for an investment decision.

Historical Levels of Comparable Portfolios Should Not Be Taken as an Indication of the Future Performance of the Portfolio During the Term of the Securities

It is impossible to predict whether the Portfolio will rise or fall. The actual performance of the Portfolio over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical level of comparable portfolios.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

The Securities will not be listed on any securities exchange when they are issued. Although we may, in our sole discretion, apply to list the Securities on a securities exchange subsequent to their issuance, we presently have no intention to do so. Trading in the Securities may or may not be available on an over-the-counter basis at any time. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to do so. If they decide to engage in such transactions, they may stop at any time.

If a secondary market for the Securities does exist, you may sustain significant losses if you sell your Securities in that secondary market. The price you will receive will reflect changes in market conditions and other factors and may include commissions or dealer discounts, and as a result the price you will receive may be significantly lower than the Unit NAV at the time of sale.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Barclays Bank PLC will serve as the calculation agent and will be responsible for the composition, calculation and maintenance of the Portfolio. As discussed in the section entitled “The Portfolio” in this pricing supplement, the calculation agent has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Portfolio, and any such judgments or actions may adversely affect the value of the Securities.

Additionally, the calculation agent may also, in its sole discretion, make a number of determinations including the existence of market disruption events, business days and the maturity date, which may affect the market value of the Securities. For instance, if the value of the Portfolio is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Portfolio or to postpone the final valuation date or the maturity date. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. Since determinations by the calculation agent may affect the amount payable at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” in this pricing supplement.

If a Market Disruption Event Occurs on the Final Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of the Portfolio or the Maturity Date

The determination of the value of the Portfolio on the final valuation date may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such date. If such a postponement occurs, the value of the Portfolio shall be determined using the value of the Portfolio on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than five business days. As a result, the maturity date for the Securities could also be postponed, although not by more than five business days. If the final valuation date is postponed until the fifth business day following its scheduled date but a market disruption event occurs or is continuing on such day, that day will nevertheless be considered the final valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Portfolio for such day. For more information on market disruption events, see “Market Disruption Events” in this pricing supplement.

The Actions of BlackRock Fund Advisors Could Adversely Affect the Value of Your Securities

The performance assets include certain ETFs issued by iShares, Inc. and the iShares Trust (together, “iShares”), each, a registered investment company. BlackRock Fund Advisors (“BFA”), in which Barclays Bank PLC has an ownership interest, serves as investment advisor to these ETFs.

As investment advisor, BFA provides an investment strategy for iShares® ETFs and manages the investment of the assets of iShares® ETFs. BFA has discretion in a number of circumstances to make judgments and take actions in connection with the implementation of its investment strategy, and any such judgments or actions may adversely affect the value of the iShares® ETFs, and consequently, the value of the performance assets and the Securities.

iShares is a registered mark of BlackRock Institutional Trust Company, N.A. (“BITCNA”). BITCNA has licensed certain trademarks and trade names of BITCNA to Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by BITCNA. BITCNA makes no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. BITCNA has no obligation or liability in connection with the operation, marking, trading or sale of the Securities.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in ETFs in the Performance Basket or Instruments Linked to such ETFs May Impair the Market Value of the Securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling the ETFs in the performance basket or derivatives linked to such ETFs. Although they are not expected to, any of these hedging activities may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the ETFs in the performance basket or in derivatives linked to such ETFs on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Our Business Activities May Create Conflicts of Interest

In addition to the role of the calculation agent, as described in this section under “—There are Potential Conflicts of Interest Between You and the Calculation Agent”, we and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related to the performance assets, futures or options on the performance assets, or other derivative instruments with returns linked to either the performance assets or the Portfolio that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of the Portfolio, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates have published and in the future may publish research reports with respect to the Portfolio, the PROSPER strategy and the performance assets. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect prevailing performance asset prices and the value of the Portfolio and, therefore, the market value of the Securities. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

If the Value of the Portfolio Cannot Be Calculated, the Calculation Agent Will Estimate its Value

If the value of the Portfolio is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Portfolio. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “— Role of Calculation Agent.”

The Return on the Securities Will Be Uncertain Until Maturity

The return on the Securities, if any, to be realized by a holder of Securities will be uncertain until the final valuation date. In addition, the return on the Securities will not be linked to a fixed or floating rate of interest. Instead, such return, if any, will depend upon the value of the Portfolio. There can be no assurance that the value of the Portfolio will increase during the term of the Securities. Depending on the performance of the Portfolio, you may receive, in respect of each Security, less than the face amount of a Security at maturity or in the event of a secondary market transaction.

You Will Not Have Rights in the ETFs Contained in the Performance Basket

As an owner of the Securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the ETFs in the Performance Basket that investors in the ETFs may have.

We Are Not Providing Investment Advice or Other Advice in Connection with the Issuance of the Securities

None of Barclays Bank PLC, Barclays PLC, Barclays Capital or their respective affiliates is acting as investment advisor or other advisor to the holders of Securities. We have not recommended the ETFs included within the Portfolio, index-linked cash deposits or any component of the Portfolio and have not evaluated whether any ETF included within the Portfolio, index-linked cash deposits or any component of the Portfolio is suitable or appropriate generally or for any potential investor in any respect.

We Are Not Obligated to Conduct Due Diligence

We are not obligated to conduct due diligence and analysis on any ETF included within the Portfolio, index-linked cash deposits or any component of the Portfolio. Nevertheless, we or our affiliates may conduct due diligence on any ETF included within the Portfolio, index-linked cash deposits or any component of the Portfolio from time to time, prior to and during the term of the Securities. We

(or our affiliates) will conduct all such due diligence and analysis solely for our own benefit and in connection with our own risk management. Neither we nor our affiliates will conduct any due diligence or analysis for the benefit of, or on behalf of, the holders of the Securities. You cannot rely for any purpose on any of our information, analysis and opinions concerning any ETF included within the Portfolio, index-linked cash deposits or any component of the Portfolio.

There is No Guarantee Regarding the Performance of Any ETF or the Portfolio

There is no guarantee against loss of some or all of the value of any ETF or the Portfolio as a whole, except to the extent provided by the minimum protection level, as discussed herein. There can be no assurance that any ETF will achieve its investment objectives. Moreover, it is possible that the ETFs and their respective components will not grow in value and instead decline in value, which would have an adverse effect on the value of your Securities.

The U.S. Federal Income Tax Consequences of Owning the Securities Are Uncertain

We intend to treat the Securities as short-term contingent debt for U.S. federal income tax purposes. There are no U.S. federal income tax rules that specifically govern short-term contingent debt. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement. Please carefully review the section entitled “Supplemental U.S. Income Tax Considerations” in this pricing supplement for additional information regarding this risk. You should also consult your tax advisor about this risk.

THE PORTFOLIO

The Portfolio tracks the value of a notional investment in the cash assets and the performance assets. The level of investment in each of these assets changes in response to their performance during the term of the Securities. As such, the Portfolio seeks to benefit from potentially higher returns through an investment in the riskier performance assets, while maintaining the minimum protection level through a variable investment in the safer cash assets.

The PROSPER Strategy

The Portfolio uses a dynamic allocation process known as the PROSPER strategy to determine the appropriate level of exposure to the performance assets and cash assets on any trading day. At the center of the strategy is the calculation of the “cushion ratio”, which measures the extent to which the performance assets can decline in value before the Unit NAV of the Portfolio declines to the minimum protection level. A high cushion ratio would indicate underexposure of the Portfolio to the performance assets, and thus a lower return on any appreciation of the performance assets. However, a low cushion ratio would indicate overexposure to the performance assets, which increases the risk that a decline in the value of the performance assets will cause the Unit NAV of the Portfolio to fall below the minimum protection level. The PROSPER strategy aims to dynamically re-allocate the notional investment in the cash assets and performance assets such that the cushion ratio for the Portfolio remains close to a pre-determined target equal to 20.00%, referred to as the “portfolio gap risk factor.”

The portfolio gap risk factor is used to allocate the level of investment in the performance assets as described below.

The PROSPER strategy consists of three steps. First, the Unit NAV is calculated at the close of business on each valuation date. Second, the Portfolio’s actual cushion ratio is calculated for that valuation date. Third, the actual cushion ratio is compared to the portfolio gap risk factor to determine if the relative notional investments in the cash assets and the performance assets need to be re-allocated in accordance with the PROSPER strategy. If re-allocation of the relative levels of investment is necessary, the allocation will be adjusted such that it takes effect at the close of business, New York City time, on the immediately following valuation date (each such date, an “allocation adjustment date”).

Step 1: Calculating the Unit NAV

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit determining the value and performance of a single Security. The value of each Portfolio Unit (the “Unit NAV”) on the inception date will be equal to 98.25% of the face amount of each Security, or

$982.50, with an allocation comprising a 100% notional investment, or $982.50, in the performance assets and a 0% notional investment, or $0, in the cash assets. Following the inception date, the Unit NAV on each valuation date will be equal to: (1) the product of (a) the Performance Value times (b) Performance Number on such valuation date plus (2) the Cash Asset Value on such valuation date.

where,

“UNAVt ” is the Unit NAV on valuation date ‘t’,

“PVt ” is the Performance Value of each Performance Unit on valuation date ‘t’,

“PNt ” is the Performance Number on valuation date ‘t’,

“CAVt ” is the Cash Asset Value of each Portfolio Unit on valuation date ‘t’,

each calculated as further described below.

Calculation of the Performance Value

For purposes of calculation, the performance assets are divided into “Performance Units.” On the inception date, the value of the performance assets in each Performance Unit (the “Performance Value”) will be equal to $1,000. On any valuation date ‘t’ after the inception date, the Performance Value, as of the close of business on such valuation date, will equal the sum of (a) the aggregate value of ETF shares in the performance basket plus (b) the value of the performance asset cash component.

The aggregate value of ETF shares on each valuation date ‘t’ will be equal to the sum of the product of (a) the closing price of each ETF in the performance basket times (b) the respective number of shares (“Number of Shares”) of each ETF in the performance basket:

where:

•	“ETF_valuet” is the aggregate value of the ETF shares in the performance basket on any valuation date ‘t’,

•	e = 1, 2, …, 9 denotes each of the nine ETFs,

•	“Pe,t” is the closing price of each ETF ‘e’ in the performance basket on any valuation date ‘t’,

•	“NSe” is the Number of Shares of the relevant ETF ‘e’ in the performance basket on the inception date calculated as follows:

(1)	$1,000, times

(2)	the initial percentage weight of the relevant ETF ‘e’, divided by

(3)	the closing share price of the relevant ETF ‘e’ on the inception date.

ETF in the Performance Basket	Initial Percentage Weight	Closing Share Price on the Inception Date	Number of Shares
SPDR® S&P 500® ETF	29.00%	118.04	2.456794
SPDR® S&P® MidCap 400 ETF	11.00%	151.9	0.724161
iShares® Russell 2000 Index Fund	4.00%	69.11	0.578787
iShares® MSCI EAFE Index Fund	10.00%	51.69	1.934610
iShares® MSCI Emerging Markets Index Fund	2.00%	40.52	0.493583
PowerShares® DB Commodity Index Tracking Fund	8.00%	29.605	2.702246
iShares® Barclays Aggregate Bond Fund	12.00%	109.38	1.097093
SPDR® Barclays Capital 1-3 Month T-Bill ETF	16.00%	45.86	3.488879
iShares® Barclays TIPS Bond Fund	8.00%	114.85	0.696561
TOTAL	100%

The Number of Shares of each ETF is established using the closing price of each ETF on the inception date. For example, if the closing share price of the SPDR S&P 500 ETF is $110 on the inception date, then its Number of Shares in each Performance Unit will be:

The Number of Shares for each ETF in the performance basket will remain fixed throughout the term of the Securities, unless the calculation agent determines, in a commercially reasonable manner, that the Number of Shares will be adjusted due to certain corporate actions (e.g., share splits) in respect of a particular ETF in order to maintain its relative share weight relative to the other ETFs throughout the term of the Securities.

The value of the performance asset cash component in each Performance Unit on the inception date is zero. Such value on any following valuation date ‘t’ is the sum of:

(1)	the value of the performance asset cash component on the immediately preceding valuation date ‘t-1’, plus accrued interest between the two valuation dates calculated according to the cash rate, and

(2)	the aggregate value of after-tax ordinary dividends on all ETFs in the Performance Unit, whose ex-dividend dates occurred during the period from (but excluding) the immediately preceding valuation date to (and including) the then current valuation date. Such dividend amount for each ETF is equal to (a) the ex-dividend amount during such period per share of such ETF, times (b) the Number of Shares of such ETF in each Performance Unit.

Since the relative performance of each ETF will vary after the inception date, the value of the ETFs per Performance Unit will change accordingly. As a result, the percentage weights of the ETFs in each Performance Unit will change from their initial percentage weights in the table above. Additionally, the value of the performance asset cash component will increase as the ETFs distribute dividends, causing the percentage weight of such cash component to increase from an initial level of 0% to a positive percentage. Since the Number of Shares of each ETF per Performance Unit is fixed throughout the term of the Securities (except in the case of a corporate action as discussed above), no rebalancing will occur to restore the respective percentage weights of each performance asset to its initial level on the inception date.

As a hypothetical example, assuming that after one year, each of the first five ETFs in the table above has appreciated by 10%, each of the last four ETFs in the table above has depreciated by 10%, and the performance asset cash component has increased from $0 to $20 per Performance Unit, we illustrate below the percentage weights at the end of that one-year period.

Performance Asset	Initial Percentage Weight	Initial Value in each Performance Unit	Value in each Performance Unit after one year	Percentage Weight after one year
SPDR® S&P 500® ETF	29.00%	$290.00	$319.00	30.9%
SPDR® S&P® MidCap 400 ETF	11.00%	$110.00	$121.00	11.7%
iShares® Russell 2000 Index Fund	4.00%	$40.00	$44.00	4.3%
iShares® MSCI EAFE Index Fund	10.00%	$100.00	$110.00	10.7%
iShares® MSCI Emerging Markets Index Fund	2.00%	$20.00	$22.00	2.1%
PowerShares® DB Commodity Index Tracking Fund	8.00%	$80.00	$72.00	7.0%
iShares® Barclays Aggregate Bond Fund	12.00%	$120.00	$108.00	10.5%
SPDR® Barclays Capital 1-3 Month T-Bill ETF	16.00%	$160.00	$144.00	14.0%
iShares® Barclays TIPS Bond Fund	8.00%	$80.00	$72.00	7.0%
Performance asset cash component	0%	0.00	$20.00	1.9%

Performance Unit	100.00%	$1,000.00	$1032.00	100.0%

Calculation of the Performance Number

On the inception date, the number of Performance Units in each Portfolio Unit (the “Performance Number”) is 0.9825. After the inception date, the Performance Number will be calculated as of the close of business on each valuation date ’t’ as follows to reflect the pro-rata deduction of the investor fee:

where:

•	“PNt-1” is the Performance Number on the immediately preceding valuation date ‘t-1’,

•	“Ft” is the investor fee rate on such valuation date ‘t’,

•	“N” is the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date,

provided however, that if the valuation date ’t’ is an allocation adjustment date, the Performance Number will be calculated as described in “—Allocation Adjustment” below.

Calculation of the Cash Asset Value

The value of the cash assets in each Portfolio Unit (the “Cash Asset Value”) is represented by an amount in U.S. dollars, calculated as of the close of business on each valuation date. Since 0% of the Portfolio’s Unit NAV is allocated to cash assets on the inception date, the Cash Asset Value on the inception date is $0. After the inception date, the Cash Asset Value will be calculated as of the close of business on each valuation date as follows to reflect the pro-rata deduction of the investor fee and the accrual of interest at the cash rate:

where:

•	“CAVt-1” is the Cash Asset Value on the immediately preceding valuation date ’t-1’,

•	“Ft” is the investor fee rate on such valuation date ‘t’,

•	“N” is number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date,

•

“BXIIOUSDt” and “BXIIOUSDt-1” are the values of the published levels of the cash index on the then current valuation date and the immediately preceding valuation date, respectively. If a level of the cash index is not published on either of these valuation dates, the last published index level will be used instead, provided however, that if the valuation date ’t’ is an allocation adjustment date, the Cash Asset Value will be calculated as described in “—Allocation Adjustment” below.

Calculation of the Unit NAV

Based on the above, after the inception date, the Unit NAV on any valuation date ‘t’ (“UNAVt”) will be calculated as follows:

In the event that the valuation date is an allocation adjustment date, the calculation agent will first calculate the Unit NAV in the same manner as on any other valuation date. The calculation agent will next determine the adjusted allocation between the performance assets and the cash assets, and such adjusted allocation will be used to calculate the Unit NAV on the valuation date immediately following each allocation adjustment date.

Step 2: Calculating the cushion ratio

The Unit NAV of the Portfolio is then used to calculate the “cushion ratio” on that valuation date. On any valuation date ‘t’, the cushion ratio is expressed as a percentage and is calculated as follows:

where:

•	the “portfolio cushiont” is the portfolio cushion as of the close of business on the then current valuation date ‘t’,

•	PVt” and “PNt” are the Performance Value and the Performance Number, respectively, both calculated as of the close of business on the then current valuation date,

provided, however, that if the Performance Number is zero on the then current valuation date, the cushion ratio will be deemed to be 0.1%.

On any valuation date, the “portfolio cushion” is the difference between the Unit NAV of the Portfolio on such valuation date and the minimum protection level on such valuation date.

The “minimum protection level” on any valuation date is equal to the greater of (1) $800 and (2) 80% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date.

Step 3: Comparison to portfolio gap risk factor

The cushion ratio calculated on each valuation date is then compared to the maximum and minimum cushion ratio thresholds for each Portfolio Unit, which are calculated as follows:

where:

•	GRF refers to the portfolio gap risk factor, which is 20.00% or 0.2000.

If the cushion ratio calculated on any valuation date ‘t’ is greater than the maximum cushion ratio threshold, or less than the minimum cushion ratio threshold, then the immediately following valuation date will be an allocation adjustment date. Allocation adjustment will take place such that it will result in a cushion ratio close to the portfolio gap risk factor. The allocation adjustment will take effect at the close of business, New York City time.

Allocation Adjustment

If the calculation agent determines that the valuation date immediately following the then current valuation date ‘t’ will be an allocation adjustment date, the calculation agent will calculate a “Target Performance Number” (“PNTarget”) using the formula below:

where:

•	“portfolio cushiont” and “PVt” are the portfolio cushion and the Performance Value, respectively, both calculated as of the close of business on the then current valuation date.

•	GRF is the portfolio gap risk factor, or 20.00%.

Notwithstanding the calculation above, if portfolio cushiont is less than 2.0% of UNAVt (the “allocation threshold”), then the Target Performance Number for the following allocation adjustment date will be set equal to zero.

On the immediately following valuation date, which shall be an allocation adjustment date ‘a’, the calculation agent will first calculate the Unit NAV in the same manner as any valuation date:

After determining the Unit NAV for the allocation adjustment date, the calculation agent will use the Target Performance Number to determine how the allocation between cash assets and performance assets will be adjusted.

First, Barclays will calculate the adjusted Performance Number for allocation adjustment date ‘a’. The adjusted Performance Number will be equal to the Target Performance Number as determined by the calculation agent on the immediately preceding valuation date ‘a-1’, provided, however, that if the closing share price of the ETFs has changed since the calculation of the Target Performance Number on the valuation date a-1 such that the Unit NAV on the allocation adjustment date ‘a’ divided by the Performance Value on the allocation adjustment date ‘a’ is less than the Target Performance Number, then such value will be used as the adjusted performance number.

Mathematically, this is illustrated as follows:

The Cash Asset Value as of the close of business, New York City time, on an allocation adjustment date ‘a’ will be:

(1)	the Unit NAV on adjustment allocation date ‘a’, minus

(2)	the Performance Value on allocation adjustment date ‘a’ times adjusted Performance Number.

Mathematically, this is illustrated as follows:

The notional investment in each of the components of the performance assets will then be reduced or increased, as appropriate, on a pro-rata basis, to reflect the adjustment between the Performance Number on valuation date ‘t’ and the adjusted Performance Number on the allocation adjustment date ‘a’. Similarly, the notional investment in the cash assets will be increased or reduced, as appropriate, to match the adjusted Cash Asset Value. All adjustments will occur at close of business, New York City time, on the allocation adjustment date ‘a’.

Hypothetical Examples:

The following are hypothetical examples of how re-allocation occurs under the PROSPER strategy in different scenarios. On a certain hypothetical valuation date ‘1’, (1) the Unit NAV is $982.500000; (2) the Performance Number is 0.9825 and the Performance Value is $1,000; (3) the Cash Asset Value is $0; (4) the performance asset allocation is 100% and the cash asset allocation is 0%; (5) the portfolio cushion is $182.50 based on a minimum protection level of $800; (6) the highest Unit NAV up to the valuation date ‘1’ since the inception date is $982.50 and (7) the cash index level is 139.6311.

Scenario 1:

Assuming that on valuation date ‘2’, which is three calendar days after valuation date ‘1’, (1) the Performance Value decreases from $1,000 to $925.00 and (2) the cash index level is 139.6313, the calculation agent will calculate the Unit NAV as follows:

The investor fee rate on valuation date ‘2’, referred to as “F2” in the formula above, is 1.15% because the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such immediately preceding valuation date.

Since the current valuation date is not an allocation adjustment date, the prevailing Performance Number is calculated as follows:

The prevailing Cash Asset Value is calculated as follows:

The calculation agent will then calculate the portfolio cushion, which is the difference between the Unit NAV and the minimum protection level. Since the highest Unit NAV in this scenario is $982.50, the minimum protection level is the greater of (1) $800 and (2) 80% of $982.50, or $800.

Finally, the calculation agent will calculate the cushion ratio as follows:

As the cushion ratio is lower than 16.67%, the minimum cushion ratio threshold determined on the inception date and the portfolio cushion is greater than 2.0% of the Unit NAV exposure of the constituent assets will be re-allocated on the following valuation date. Since the portfolio gap risk factor is 20.00%, the calculation agent will then calculate the Target Performance Number for the following valuation date as:

Scenario 2:

Next, assuming that on the third valuation date ‘3’, which is one calendar day after the previous valuation date and referred to below as an allocation adjustment date, (1) the Performance Value increases from $925 to $1,020 and (2) the cash index level is 139.6314, the calculation agent will calculate the Unit NAV as follows:

The investor fee rate on valuation date ‘3’, referred to as “F3” in the formula above, is 1.15% because the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such immediately preceding valuation date.

Since the current valuation date is an allocation adjustment date, the adjusted Performance Number is calculated as follows:

The adjusted Cash Asset Value is calculated as follows:

Based on the above, following the allocation adjustment, the notional investment in the cash assets will be increased to $402.558134, and the notional investment in the performance assets will be adjusted by decreasing, on a pro-rata basis, the notional investment of all of the components of the performance assets to reflect the change in the Performance Number from 0.982407 on the second valuation date ‘2’ to the adjusted Performance Number of 0.587711 on the third valuation date ‘3’.

The calculation agent will also calculate the portfolio cushion for the allocation adjustment date. Since the highest Unit NAV in this scenario is $1,002.023705 the minimum protection level becomes 80% of $1,002.023705, or $801.618964.

Additionally, the calculation agent will calculate the cushion ratio as follows:

As the cushion ratio is higher than 25.00%, the maximum cushion ratio threshold determined on the inception date and the portfolio cushion is greater than 2.0% of Unit NAV, the relative exposure of the constituent assets will be reallocated again on the following valuation date. The calculation agent will calculate the Target Performance Number for the following valuation date as follows:

where, “GRF” is the portfolio gap risk factor, or 20.00%, Barclays will then use the above calculations to determine the allocation adjustment between constituent assets on the immediately following allocation adjustment date.

Scenario 3:

Next, consider an alternative scenario for the third valuation date ‘3’, or allocation adjustment date, where instead of increasing from $925 to $1,020, the Performance Value decreases from $925 to $875. In this case, the Unit NAV will be calculated as:

The investor fee rate on valuation date ‘3’, referred to as “F3” in the formula above, is 1.15% because the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such immediately preceding valuation date.

Since the current valuation date is an allocation adjustment date, the adjusted Performance Number is calculated as follows:

The adjusted Cash Asset Value is calculated as follows:

Based on the above, following the allocation adjustment, the notional investment in the cash assets will be increased to $345.331733, and the notional investment in the performance assets will be adjusted by decreasing, on a pro-rata basis, the notional investment of all of the components of the performance assets to reflect the change in the Performance Number from 0.982407 on the second valuation date ‘2’ to the adjusted Performance Number of 0.587711 on the allocation adjustment date ‘3’.

The calculation agent will also calculate the portfolio cushion for the allocation adjustment date ‘3’. Since the highest Unit NAV in this scenario is $982.50, the minimum protection level remains at $800.

Additionally, the calculation agent will calculate the cushion ratio as follows:

As the cushion ratio is lower than 16.67%, the maximum cushion ratio threshold determined on the inception date and the portfolio cushion is greater than 2.0% of Unit NAV, the relative exposure of the constituent assets will be reallocated again on the following valuation date. The calculation agent will calculate the Target Performance Number for the following valuation date as follows:

where, “GRF” is the portfolio gap risk factor, or 20.00%. Barclays will then use the above calculations to determine the allocation adjustment between constituent assets on the immediately following allocation adjustment date.

The Portfolio Constituent Assets

The Portfolio consists of notional investments in the cash assets and the performance basket, details of which are described below.

The Cash Assets

The cash assets consist of notional cash deposits that accrue interest at the cash rate, which is the relevant rate implied by the Barclays Investable Cash USD Overnight Index (the “cash index”). The cash assets are rolled on a daily basis with compounded interest.

The Cash Index

The level of the cash index is calculated on each calendar day and published on Bloomberg page BXIIOUSD. The level of the cash index on a calendar day is calculated using the level of the cash index on the Index Business Day immediately preceding such calendar day and an interest rate (the “cash index interest rate”) equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day immediately preceding such calendar day (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day, the cash index interest rate will be calculated using the last available U.S. federal funds effective rate. Accordingly, the level of the cash index on a calendar day “t” (the “Cash Index Level t”) will be calculated on a formula basis as follows:

Cash Index Level t = Cash Index Level i × [1 + Cash Index Interest Rate i × Day Count Fraction]

Where:

“Cash Index Level i” means the level of the Cash Index on the Index Business Day “i” immediately preceding such calendar day “t”.

“Cash Index Interest Rate i” means the cash index interest rate on the Index Business Day “i” immediately preceding such calendar day “t” equal to the greater of (a) zero and (b)(1) the U.S. federal funds effective rate on the Index Business Day “i” immediately preceding such calendar day “t” (as calculated by the Federal Reserve Bank of New York and published on Bloomberg page FEDL01, based on volume-weighted average of rates on trades arranged by major brokers) minus (2) 0.15%. If the U.S. federal funds effective rate is not available on such Index Business Day “i”, the Cash Index Interest Rate i will be calculated using the last available U.S. federal funds effective rate.

“Day Count Fraction” means Actual/360.

“Index Business Day” with respect to the cash index means a New York business day.

The value of the cash index is deemed to have been 100 on December 31, 1998.

The following table illustrates how the cash index has performed since December 31, 1998:

Date	Cash Index Level
December 31, 1998	100.0000
December 31, 1999	105.0107
December 29, 2000	111.6774
December 31, 2001	116.0260
December 31, 2002	117.8252
December 31, 2003	118.9982
December 31, 2004	120.4558
December 30, 2005	124.2395
December 29, 2006	130.4289
December 31, 2007	137.0725
December 31, 2008	139.5817
December 31, 2009	139.6099
December 31, 2010	139.6551
August 26, 2011	139.6584

For purposes of calculation and publication, the level of the cash index is rounded to four decimal places.

The Performance Assets

The performance assets contain (a) a performance basket, which consists of a basket of specified ETFs; and (b) a performance asset cash component, which consists of index-linked cash deposits representing the notional amount of cash distributed as dividends by the ETFs during the term of the Securities. For more information on the components of the performance assets, please see “—Performance Basket” and “—Performance Asset Cash Component” below.

Performance Basket

The performance basket consists of a notional portfolio of investments comprising nine ETFs as described herein. Each of the components of the performance basket is described in more detail below.

Fund 1: SPDR® S&P 500® ETF

The SPDR® S&P 500® ETF (“Fund 1”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500 Index® (the “S&P 500 Index”). Fund 1 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “SPY.”

The S&P 500 Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The daily calculation of the level of the S&P 500 Index is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Fund 1 is an actual investment portfolio whereas the S&P 500 Index is a theoretical financial calculation. The relative performances of Fund 1 and the S&P 500 Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Fund 1 but not to a theoretical index.

Investment & Management Details

Units of Fund 1 are ownership interests in the SPDR S&P 500 ETF Trust (the “SPDR S&P 500 Trust”). The SPDR S&P 500 Trust is a unit investment trust that issues securities called “trust units”. Trust units represent an undivided ownership interest in a portfolio of all the common stocks of the S&P 500 Index.

The SPDR S&P 500 Trust is governed by a trust agreement between State Street Bank and Trust Company (the “Fund 1 Trustee”) and PDR Services LLC (the “Fund 1 Sponsor”). The SPDR S&P 500 Trust holds its portfolio and cash and is not actively “managed” by traditional methods. To maintain the correspondence between the composition and weightings of stocks held by the SPDR S&P 500 Trust and component stocks of the S&P 500 Index, the Fund 1 Trustee adjusts the SPDR S&P 500 Trust’s portfolio from time to time to conform to periodic changes in the identity and/or relative weighting of the component stocks of the S&P 500 Index. The Fund 1 Trustee aggregates certain of these adjustments and makes changes to the SPDR S&P 500 Trust’s portfolio at least monthly or more frequently in the case of significant changes to the S&P 500 Index.

The Fund 1 Trustee generally receives for its services a fee at an approximate annual rate of 0.0557% of the SPDR S&P 500 Trust’s average daily net assets. Until February 1, 2012, the Fund 1 Trustee has agreed to waive a portion of its fee to the extent that the SPDR S&P 500 Trust’s operating expenses exceed 0.0945% after taking into consideration an earnings credit with respect to uninvested cash balances of the SPDR S&P 500 Trust. The Fund 1 Trustee may discontinue this voluntary waiver policy after February 1, 2012.

The S&P 500® Index is sponsored by Standard & Poor’s, a division of The McGraw Hill Companies. Standard & Poor’s, the Fund 1 Trustee and the Fund 1 Sponsor are entities independent from Barclays Bank PLC.

Fund 1: SPDR® S&P 500® ETF
Top (Daily) Holdings as of August 30, 2011

Company	Percentage of Total Holdings
Exxon Mobil Corp	3.29%
Apple Inc	3.26%
International Business Machines	1.89%
Chevron Corp New	1.79%
Microsoft Corp	1.76%
Johnson & Johnson	1.63%
Procter & Gamble Co	1.60%
At&T Inc	1.58%
General Electric Co	1.54%
Coca Cola Co	3.29%

Fund 1: SPDR® S&P 500® ETF
Top Sectors as of August 30, 2011

Sector	Percentage of Total Holdings
Information Technology	18.73%
Financials	14.13%
Energy	12.37%
Health Care	11.82%
Consumer Staples	11.37%
Consumer Discretionary	10.67%
Industrials	10.50%
Utilities	3.66%
Materials	3.57%
Telecommunication Services	3.15%

Investor Information

We have derived all information regarding Fund 1 contained in this pricing supplement from the prospectus for the SPDR S&P 500 Trust, dated January 26, 2011 (the “Fund 1 Prospectus”), and from publicly available information on SPDR’s website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors. We make no representation as to the accuracy of this information. Information obtained from the Fund 1 Prospectus and SPDR’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 1 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 1 provided to or filed with the SEC by the SPDR S&P 500 Trust pursuant to the Securities Act of 1933, as amended (“Securities Act”) and the Investment Company Act of 1940, as amended (“Investment Company Act”) can be located by reference to SEC file numbers 333-46080 and 811-06125, respectively.

Fund 2: SPDR® S&P® MidCap 400 ETF

The SPDR® S&P® MidCap 400 ETF (“Fund 2”) tracks the price and yield performance, before fees and expenses, of publicly traded equity securities in middle-capitalization companies, as measured by the Standard & Poor’s MidCap 400 IndexTM (the “MidCap Index”). Fund 2 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “MDY.”

The MidCap Index measures the performance of the middle-capitalization sector of the U.S. equity market. The component stocks underlying the MidCap Index have a market capitalization of between $1 billion and $4.5 billion, although this range is reviewed from time to time to ensure consistency with market conditions.

Fund 2 is an actual investment portfolio whereas the MidCap Index is a theoretical financial calculation. The relative performances of Fund 2 and the MidCap Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Fund 2 but not to a theoretical index.

Investment & Management Details

Units of Fund 2 are ownership interests in the SPDR MidCap 400 Trust (the “MidCap Trust”). The MidCap Trust is a unit investment trust that issues securities called “trust units”. Trust units represent an undivided ownership interest in a portfolio of all the common stocks of the MidCap Index.

The MidCap Trust is governed by a trust agreement between The Bank of New York Mellon (the “Fund 2 Trustee”) and PDR Services LLC (the “Fund 2 Sponsor”). The MidCap Trust holds its portfolio and cash and is not actively “managed” by traditional methods. To maintain the correspondence between the composition and weightings of stocks held by the MidCap Trust and component stocks of the MidCap Index, the Fund 2 Trustee adjusts the MidCap Trust’s portfolio from time to time to conform to periodic changes in the identity and/or relative weighting of the component stocks of the MidCap Index. The Fund 2 Trustee aggregates certain of these adjustments and makes changes to the SPDR S&P 500 Trust’s portfolio at least monthly or more frequently in the case of significant changes to the MidCap Index.

The Fund 2 Trustee generally receives for its services a fee at an approximate annual rate of 0.10% of the MidCap Trust’s average daily net assets. According to the Fund 2 Prospectus (as defined below), the Fund 2 Trustee has voluntarily agreed to reduce its fee by an amount equal to prevailing federal funds rates multiplied by each day’s daily cash balance in the MidCap Trust’s cash account, reduced by the amount of reserves for that account required by the Board of Governors of the Federal Reserve System. The Fund 2 Trustee may discontinue this voluntary reduction in the future.

The MidCap Index is sponsored by Standard & Poor’s, a division of The McGraw Hill Companies. Standard & Poor’s, the Fund 2 Trustee and the Fund 2 Sponsor are entities independent from Barclays Bank PLC.

Fund 2: SPDR® S&P® MidCap 400 ETF
Top (Daily) Holdings as of August 30, 2011

Company	Percentage of Total Holdings
Green Mtn Coffee Roasters I	2.38%
Dollar Tree Inc	1.66%
Lubrizol Corp	1.61%
Perrigo Co	1.48%
Macerich Co	1.17%
Hansen Nat Corp	1.14%
Sl Green Rlty Corp	1.08%
Rovi Corp	1.02%
Fossil Inc	0.94%
Mettler Toledo International	0.93%

Fund 2: SPDR® S&P® MidCap 400 ETF
Top Sectors as of August 30, 2011

Sector	Percentage of Total Holdings
Information Technology	21.67%
Consumer Discretionary	19.31%
Health Care	15.20%
Financials	12.46%
Industrials	12.07%
Energy	6.69%
Materials	5.58%
Consumer Staples	5.29%
Utilities	1.20%
Telecommunication Services	0.53%

Investor Information

We have derived all information regarding Fund 2 contained in this pricing supplement from the prospectus for the MidCap Trust, dated January 27, 2011 (the “Fund 2 Prospectus”), and from publicly available information on SPDR’s website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors. We make no representation as to the accuracy of this information. Information obtained from the Fund 2 Prospectus and SPDR’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 2 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 2 provided to or filed with the SEC by the MidCap Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-89088 and 811-08972, respectively.

Fund 3: iShares® Russell 2000 Index Fund

iShares® Russell 2000 Index Fund (“Fund 3”) tracks the price and yield performance, before fees and expenses, of the small capitalization sector of the U.S. equity market, as measured by the Russell 2000 Index (the “Russell 2000 Index”). Fund 3 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “IWM.”

The Russell 2000 Index includes issuers representing approximately 8% of the total market capitalization of all publicly-traded U.S. equity securities and is a float-adjusted capitalization-weighted index of equity securities issued by the approximately 2,000 smallest issuers in the Russell 3000® Index. As of August 30, 2011, the Russell 2000 Index represented approximately $1.01 trillion of the total market capitalization of the Russell 3000 Index.

Fund 3 is an actual investment portfolio whereas the Russell 2000 Index is a theoretical financial calculation. The relative performances of Fund 3 and the Russell 2000 Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Fund 3 but not to a theoretical index. Fund 3 seeks to replicate the performance of the Russell 2000 Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000 Index. The difference over time between the performance of Fund 3’s portfolio and that of the Russell 2000 Index is not expected to exceed 5%.

Investment & Management Details

Fund 3 generally invests at least 90% of its assets in the securities that comprise the Russell 2000 Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Fund 3 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Russell 2000 Index is concentrated.

BFA manages Fund 3 and receives for its investment advisory services a fee at the annual rate of 0.20% of Fund 3’s average daily net assets. The Russell 2000 Index is sponsored by Russell Investments, an entity independent of Fund 3, Barclays Bank PLC and IWM.

Fund 3: iShares Russell 2000 Index Fund

Top (Daily) Holdings as of August 30, 2011

Company	Percentage of Total Holdings
INTERDIGITAL INC	0.30%
MFA FINANCIAL INC	0.24%
HEALTHSPRING INC	0.24%
WORLD FUEL SERVICES CORP	0.24%
AMERICAN CAMPUS COMMUNITIES	0.24%
MID-AMERICA APARTMENT COMM	0.24%
COEUR D’ALENE MINES CORP	0.24%
HOME PROPERTIES INC	0.23%
BERRY PETROLEUM CO-CLASS A	0.23%
SOTHEBY’S	0.23%

Fund 3: iShares Russell 2000 Index Fund

Top Sectors as of August 30, 2011

Sector	Percentage of Total Holdings
Financials Services	22.19%
Technology	14.75%
Consumer Discretionary	14.72%
Health Care	12.53%
Producer Durables	11.45’ %
Materials & Processing	7.29%
Energy	6.61%
Utilities	4.71%
Consumer Staples	3.13%
Product Durables	2.47%
Other/Undefined	0.16%

Investor Information

We have derived all information regarding Fund 3 contained in this pricing supplement from the iShares prospectus for Fund 3, dated August 1, 2010 (the “Fund 3 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Fund 3 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 3 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 3 provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Fund 4: iShares® MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund (“Fund 4”) tracks the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index (“EAFE Index”). Fund 4 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “EFA.”

The EAFE Index is designed as an equity benchmark stock for performance in the European, Australasian and Far Eastern markets and, as of June 30, 2011, consisted of 22 developed market country indexes, including, among others, Australia, Austria, Denmark, France, Hong Kong, Japan and Sweden.

Fund 4 is an actual investment portfolio whereas the EAFE Index is a theoretical financial calculation. The relative performances of Fund 4 and the EAFE Index will vary somewhat due to transaction costs, asset valuations, foreign currency valuations or legal restrictions that may apply to an ETF such as Fund 4 but not to a theoretical index. Fund 4 seeks to replicate the performance of the EAFE Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the EAFE Index. The difference over time between the performance of Fund 4’s portfolio and that of the EAFE Index is not expected to exceed 5%.

Investment & Management Details

Fund 4 generally invests at least 90% of its assets in the securities that comprise the EAFE Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Fund 4 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the EAFE Index is concentrated. As of June 30, 2011, the three largest holdings of Fund 4 by country were the United Kingdom, Japan and France, respectively.

BFA manages Fund 4 and receives for its investment advisory services a fee based on a percentage of Fund 4’s average daily net assets, at an annual rate of 0.35% (calculated as of July 31, 2010). The EAFE Index is sponsored by MSCI Inc. (“MSCI”), an entity independent of Fund 4 and BFA.

Fund 4: iShares® MSCI EAFE Index Fund

Top Holdings (Monthly) as of July 29, 2011

Company	Percentage of Total Holdings
NESTLE SA-REG	1.95%
HSBC HOLDINGS PLC	1.52%
VODAFONE GROUP PLC	1.29%
BHP BILLITON LTD	1.29%
NOVARTIS AG-REG	1.27%
BP PLC	1.25%
ROYAL DUTCH SHELL PLC-A SHS	1.16%
ROCHE HOLDING AG-GENUSSCHEIN	1.12%
GLAXOSMITHKLINE PLC	1.03%
TOTAL SA	1.01%

Fund 4: iShares® MSCI EAFE Index Fund

Top Sectors as of July 29, 2011

Sector	Percentage of Total Holdings
Financials	22.99%
Industrials	12.83%
Materials	11.20%
Consumer Discretionary	10.56%
Consumer Staples	10.33%
Health Care	8.97%
Energy	8.16%
Telecommunication Services	5.56%
Information Technology	4.62%
Utilities	4.46%
Other/Undefined	0.32%

Investor Information

We have derived all information regarding Fund 4 contained in this pricing supplement from the iShares prospectus for Fund 4, dated December 1, 2010 (the “Fund 4 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Fund 4 Prospectus and iShares’ website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 4 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 4 provided to or filed with the SEC by iShares pursuant to the Securities Act or the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Fund 5: iShares® MSCI Emerging Markets Index Fund

The iShares® MSCI Emerging Markets Index Fund (“Fund 5”) tracks the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets IndexSM (“Emerging Markets Index”). Fund 5 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “EEM.”

The Emerging Markets Index is designed to measure equity market performance in the global emerging markets. As of September 30, 2010, the Index consisted of 21 emerging market indexes, including, among others, Brazil, the Czech Republic, Egypt, Morocco, Peru, the Philippines, South Africa and Turkey.

Fund 5 is an actual investment portfolio whereas the Emerging Markets Index is a theoretical financial calculation. The relative performances of Fund 5 and the Emerging Markets Index will vary somewhat due to transaction costs, asset valuations, foreign currency or legal restrictions that may apply to an ETF such as Fund 5 but not to a theoretical index. Fund 5 seeks to replicate the performance of the Emerging Markets Index by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Emerging Markets Index. The difference over time between the performance of Fund 5’s portfolio and that of the Emerging Markets Index is not expected to exceed 5%.

Investment & Management Details

Fund 5 generally invests at least 90% of its assets in the securities that comprise the Emerging Markets Index or depositary receipts representing such securities. The remainder of assets is invested in comparable securities, cash, structured investments or other financial products including shares of money market funds advised by BFA. Fund 5 generally concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Emerging Markets Index is concentrated. As of June 30, 2011, the three largest holdings of Fund 5 by country were China, Brazil and South Korea, respectively.

BFA manages Fund 5 and receives for its investment advisory services a fee based on Fund 5’s allocable portion of the aggregate of the average daily net assets of Fund 5 and certain other iShares® ETFs, such fee ranging between 0.61% and 0.75% per annum of the marginal value of the aggregate net assets of such funds. The Emerging Markets Index is sponsored by MSCI, an entity independent of Fund 5, BFA and Barclays Bank PLC.

Fund 5: iShares® MSCI Emerging Markets Index Fund

Top Holdings as of July 29, 2011

Company	Percentage of Total Holdings
SAMSUNG ELECTRONICS CO LTD	2.20%
GAZPROM OAO	1.92%
PETROBRAS - PETROLEO BRAS-PR	1.61%
CHINA MOBILE LTD	1.48%
VALE SA ADR	1.48%
PETROBRAS - PETROLEO BRAS	1.31%
AMERICA MOVIL SAB DE C-SER L	1.29%
IND & COMM BK OF CHINA-H	1.16%
VALE SA-SP ADR	1.04%
HDFC BANK LTD-ADR	1.03%

Fund 5: iShares® MSCI Emerging Markets Index Fund

Top Sectors as of July 29, 2011

Sector	Percentage of Total Holdings
Financials	24.06%
Energy	14.70%
Materials	14.55%
Information Technology	11.85%
Consumer Discretionary	7.85%
Industrials	7.38%
Telecommunication Services	7.34%
Consumer Staples	7.01%
Utilities	3.28%
Health Care	1.11%
Other/Undefined	0.86%

Investor Information

We have derived all information regarding Fund 5 contained in this pricing supplement from the iShares prospectus for Fund 5, dated January 1, 2011, as supplemented as of June 15, 2011 (the “Fund 5 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Fund 5 Prospectus and iShares’ website is not, and should not be, considered incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 5 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 5 provided to or filed with the SEC by iShares pursuant to the Securities Act and Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively.

Fund 6: PowerShares® DB Commodity Index Tracking Fund

PowerShares® DB Commodity Index Tracking Fund (“Fund 6”) tracks the price and yield performance of exchange-traded commodity futures, as measured by the DBIQ Optimum Yield Diversified Commodity Index Excess ReturnTM (the “Commodity Index”). Fund 6 is an ETF that trades on NYSE Arca under the ticker symbol “DBC.”

The Commodity Index is intended to reflect the change in market value of certain commodities. The commodities comprising the Commodity Index are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans and Sugar (each an “Index Commodity”). A notional amount of each of the Index Commodities is represented in the Commodity Index, calculated in broad proportion to the commodities’ respective historic levels of global production and supply. With respect to each Index Commodity, Fund 6 employs a rules-based mechanism wherein it “rolls” from one futures contract contained in the Commodity Index to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each index commodity rolls to the futures contract which generates the best possible “implied roll yield”. The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the Commodity Index.

Investment & Management Details

Fund 6 is an actual investment portfolio whereas the Commodity Index is a theoretical financial calculation. The relative performances of Fund 6 and the Commodity Index will vary somewhat due to disruptions in the markets for the relevant index commodities, the imposition of speculative position limits or due to other extraordinary circumstances. Fund 6 seeks to replicate the performance of the Commodity Index by investing in a portfolio of futures contracts on the Index Commodities. Fund 6 earns interest income from U.S. Treasury securities and other short-term fixed income securities.

Fund 6 is managed by DB Commodity Services LLC and the Commodity Index is sponsored by Deutsche Bank AG London. Each of these entities are independent of Fund 6, Barclays Bank PLC and IWM. For its investment advisory services DB Commodity Services LLC receives a monthly management fee, at a rate of 0.85% per annum of the daily net asset value of Fund 6, in exchange for providing Fund 6 with commodity futures trading advisory services.

Fund 6: PowerShares DB Commodity Index Tracking Fund

Index Weights as of August 29, 2011

Commodity	Contract Expiry Date	Index Weight	Base Weight
Aluminium	9/21/2011	3.57%	4.17%
Brent Crude	2/14/2012	13.46%	12.38%
Copper - Grade A	3/21/2012	3.97%	4.17%
Corn	12/14/2011	6.99%	5.63%
Gold	9/28/2011	9.04%	8.00%
Heating Oil	5/31/2012	13.30%	12.38%
Light Crude	6/20/2012	10.72%	12.38%
Natural Gas	9/28/2011	4.19%	5.50%
RBOB Gasoline	11/30/2011	13.30%	12.38%
Silver	12/28/2011	2.62%	2.00%
Soybeans	11/14/2011	5.98%	5.63%
Sugar #11	6/29/2012	5.22%	5.63%
Wheat	7/13/2012	4.33%	5.63%
Zinc	7/18/2012	3.29%	4.17%

Investor Information

We have derived all information regarding Fund 6 contained in this pricing supplement from the PowerShares DB Commodity Index Tracking Fund prospectus, dated January 3, 2011 (the “Fund 6 Prospectus”), and from publicly available information on Invesco PowerShares Capital Management LLC’s (“Invesco”) website (www.invescopowershares.com). Such information is subject to change and we make no representation as to its accuracy. Information obtained from the Fund 6 Prospectus and Invesco’s website is not, and should not be considered, incorporated by reference in this pricing supplement. As a prospective purchaser of a security, you should undertake an independent investigation of Fund 6 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 6 provided to or filed with the SEC pursuant to the Securities Act can be located by reference to SEC file number 001-32726.

Fund 7: iShares® Barclays Aggregate Bond Fund

The iShares® Barclays Aggregate Bond Fund (“Fund 7”) tracks the price and yield performance, before fees and expenses, of the total U. S. investment grade bond market as defined by Barclays Capital U.S. Aggregate Index (“Aggregate Bond Index”). Fund 7 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “AGG.”

The Aggregate Bond Index measures the performance of the U.S. investment grade bond market, which includes U.S. Treasury bonds, government-related bonds, corporate bonds, mortgage pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the U.S. As of May 31, 2011, there were 7,979 issues in the Aggregate Bond Index. The criteria for inclusion of securities in the Aggregate Bond Index include a $250 million minimum of outstanding face value, at least one year remaining to maturity, fixed-rate payment, non-convertibility and denomination in U.S. dollars.

Fund 7 is an actual investment portfolio whereas the Aggregate Bond Index is a theoretical financial calculation. The relative performances of Fund 7 and the Aggregate Bond Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Fund 7 but not to a theoretical index. Fund 7 seeks to replicate the performance of the Aggregate Bond Index as a whole by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Aggregate Bond Index. The difference over time between the performance of Fund 7’s portfolio and that of the Aggregate Bond Index is not expected to exceed 5%.

Investment & Management Details

Fund 7 generally invests at least 90% of its assets in the bonds that comprise the Aggregate Bond Index and in securities that provide substantially similar exposure. The remainder of assets is invested in comparable bonds or in cash and high-quality, liquid short-term instruments, including shares of money market funds affiliated with BFA. Fund 7 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the Aggregate Bond Index is concentrated.

BFA manages Fund 7 and receives for its investment advisory services a fee at the annual rate of 0.20% of Fund 7’s average daily net assets. The Aggregate Bond Index is sponsored by Barclays Capital Inc., an affiliate of Barclays Bank PLC.

Fund 7: iShares® Barclays Aggregate Bond Fund

Top (Daily) Holdings as of August 29, 2011

Security	Percentage of Total Holdings
US TREASURY NOTE 4.75% due May 15, 2014	3.87%
US TREASURY NOTE 7.50% due November 15, 2016	2.67%
US TREASURY NOTE 3.62% due February 15, 2020	2.56%
US TREASURY NOTE 3.12% due August 31, 2013	2.42%
US TREASURY NOTE 8.12% due August 15, 2019	2.12%
US TREASURY NOTE 3.38% due July 31, 2013	1.98%
FREDDIE MAC 4.50% due January 15, 2013	1.92%
US TREASURY NOTE 1.75% due August 15, 2012	1.58%
US TREASURY NOTE 7.62% due February 15, 2025	1.47%
US TREASURY NOTE 2.38% due September 30, 2014	1.39%

Fund 7: iShares® Barclays Aggregate

Bond Fund

Top Sectors as of August 29, 2011

Sector	Percentage of Total Holdings
Treasuries	33.54%
MBS Passthrough	32.35%
Industrial	10.76%
Agencies	7.15%
Financial Institutions	6.31%
CMBS	2.32%
Utility	2.28%
Supranational	1.24%
Local Authorities	1.14%
Sovereign	1.08%
Other/Undefined	1.82%

Investor Information

We have derived all information regarding Fund 7 contained in this pricing supplement from the iShares prospectus for Fund 7, dated July 1, 2011 (the “Fund 7 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Fund 7 Prospectus and iShares’ website is not, and should not be, considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 7 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Fund 8: SPDR® Barclays Capital 1-3 Month Treasury Bill

The SPDR® Barclays Capital 1-3 Month Treasury Bill (“Fund 8”) The SPDR Barclays Capital 1-3 Month T-Bill ETF (“Fund 8”) tracks the price and yield performance, before fees and expenses, of the 1-3 month sector of the United States Treasury bill market as measured by the Barclays Capital 1-3 Month U.S. Treasury Bill Index (“Treasury Bill Index”). Fund 8 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “BIL”.

Fund 8 is an actual investment portfolio whereas the Treasury Bill Index is a theoretical financial calculation. The relative performances of Fund 8 and the Treasury Bill Index will vary somewhat due to operating expenses, transaction costs, cash flows and operational inefficiencies that may apply to an ETF such as Fund 8 but not to a theoretical index.

Investment and Management Details

Fund 8 will generally invest at least 80% of its total assets in the securities comprising the Treasury Bill Index or in fixed income securities that SSgA FM, the adviser to Fund 8, has determined have economic characteristics that are substantially identical to the economic characteristics of the fixed income securities that comprise the Treasury Bill Index. Fund 8 may also invest in securities that are not included in the Treasury Bill Index, futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM).

The Treasury Bill Index includes all publicly issued zero-coupon U.S. Treasury bills that have a remaining maturity of less than three months and more than one month, are rated investment grade and have $250 million or more of outstanding face value. In addition, securities included in the Treasury Bill Index must be denominated in U.S. dollars, fixed rate and non-convertible. Certain special issues, such as flower bonds, targeted investor notes, state and local government series bonds, inflation protected public obligations of the U.S. Treasury and coupon issues that have been stripped from bonds included in the Treasury Bill Index are excluded from the Treasury Bill Index.

The Treasury Bill Index is sponsored by Barclays Capital, an affiliate of Barclays Bank PLC. Fund 8 receives investment advisory services from SSgA FM, an entity that is independent from Barclays Bank PLC. Fund 8 receives investment advisory services from SSgA FM at an annual rate of 0.1345% of Fund 8’s average daily net assets. Until October 31, 2011, SSqA FM has agreed to waive a portion of its advisory fee.

Fund 8: SPDR Barclays Capital 1-3 Month T-Bill ETF

Top (Daily) Holdings as of August 30, 2011

Security	Percentage of Total Holdings
TREASURY BILL 0 08/25/2011	13.92%
TREASURY BILL 0 09/22/2011	13.42%
TREASURY BILL 0 08/04/2011	9.67%
TREASURY BILL 0 08/11/2011	9.67%
TREASURY BILL 0 08/18/2011	9.67%
TREASURY BILL 0 09/01/2011	9.67%
TREASURY BILL 0 09/08/2011	9.67%
TREASURY BILL 0 09/15/2011	9.67%
TREASURY BILL 0 09/29/2011	9.17%

Fund 8: SPDR Barclays Capital 1-3 Month T-Bill ETF

Top Sectors as of August 30, 2011

Sector	Percentage of Total Holdings
Treasury	94.52%
Cash	5.47%

Investor Information

We have derived all information regarding Fund 8 contained in this pricing supplement from the prospectus, prospectus supplement and Statement of Additional Information for the SPDR Series Trust, each dated October 31, 2010 and as supplemented as of April 28, 2011 (together, the “Fund 8 Prospectus”), and from publicly available information on the SPDR website: www.spdrs.com. Such information reflects the policies of, and is subject to change by, State Street Global Advisors. We make no representation as to the accuracy of this information. Information obtained from the Fund 8 Prospectus and SPDR website is not, and should not be, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 8 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information concerning Fund 8 provided to or filed with the SEC by the SPDR Series Trust pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-08839 and 811-21145, respectively.

Fund 9: iShares® Barclays TIPS Bond Fund

The iShares® Barclays TIPS Bond Fund (“Fund 9”) tracks the price and yield performance, before fees and expenses, of the inflation-protected sector of the United States Treasury market, as measured by the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (“TIPS Index”). Fund 9 is an ETF that trades on the NYSE Arca stock exchange under the ticker symbol “TIP”.

The TIPS Index measures the performance of inflation-protected public obligations of the U.S. Treasury (“TIPS”). TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designed inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. As of May 31, 2011, there were 31 issues in the TIPS Index. The criteria for inclusion of securities in the TIPS Index include a $250 million minimum of outstanding face value, at least one year remaining to maturity, fixed-rate payment, non-convertibility and denomination in U.S. dollars.

Fund 9 is an actual investment portfolio whereas the TIPS Index is a theoretical financial calculation. The relative performances of Fund 9 and the TIPS Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers) or legal restrictions that may apply to an ETF such as Fund 9 but not to a theoretical index. Fund 9 seeks to replicate the performance of the TIPS Index as a whole by investing in a representative sample of securities with aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Aggregate Bond Index. The difference over time between the performance of Fund 9’s portfolio and that of the TIPS Index is not expected to exceed 5%.

Investment & Management Details

Fund 9 generally invests at least 90% of its assets in the bonds that comprise the TIPS Index and least 95% of its assets in U.S. government bonds. Fund 9 may invest up to 10% of its assets in U.S. government bonds not included in the TIPS Index, but which BFA believes will help Fund 9 track the TIPS Index. Fund 9 may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA. Fund 9 concentrates 25% or more of its total assets in a particular industry or industries to approximately the same extent that the TIPS Index is concentrated.

BFA manages Fund 9 and receives for its investment advisory services a fee at the annual rate of 0.20% of Fund 9’s average daily net assets. The TIPS Index is sponsored by Barclays Capital Inc., an affiliate of Barclays Bank PLC.

Fund 9: iShares® Barclays TIPS Bond Fund

Top (Daily) Holdings as of August 29, 2011

Security	Percentage of Total Holdings
US TREASURY NOTE 1.12% due Jan 15, 2021	5.34%
US TREASURY NOTE 2.38% due Jan 15, 2025	4.92%
US TREASURY NOTE 3.88% due April 15, 2029	4.85%
US TREASURY NOTE 1.88% due July 15, 2013	4.49%
US TREASURY NOTE 2.00% due Jan 15, 2014	4.40%
US TREASURY NOTE 1.38% due Jan 15, 2020	4.26%
US TREASURY NOTE 3.62% due April 15, 2028	4.07%
US TREASURY NOTE 1.62% due Jan 15, 2015	3.90%
US TREASURY NOTE 2.00% due July 15, 2014	3.78%
US TREASURY NOTE 1.25% due July 15, 2020	3.57%

Fund 9: iShares® Barclays TIPS Bond Fund
Top Sectors as of August 29, 2011
Sector	Percentage of Total Holdings
U.S. Treasury	99.67%
S-T Securities	1.35%

Investor Information

We have derived all information regarding Fund 9 contained in this pricing supplement from the iShares prospectus for Fund 9, dated July 1, 2011 (the “Fund 9 Prospectus”), and from publicly available information on iShares’ website. Such information is subject to change, and we make no representation as to its accuracy. Information obtained from the Fund 9 Prospectus and iShares’ website is not, and should not be, considered, incorporated by reference in this pricing supplement. As a prospective purchaser of the Securities, you should undertake an independent investigation of Fund 9 as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively.

Hypothetical Historical Performance of the Performance Assets

The tables below illustrate the hypothetical historical performance of a hypothetical Performance Unit according to the allocation weights of the ETFs in the performance basket as of the inception date. The inception date of such hypothetical Performance Unit is May 30, 2007, which represents the earliest date for which historical trading price information is available for Fund 8 (the SPDR® Barclays Capital 1-3 Month T-Bill ETF described above), which is the ETF with the shortest trading history in the performance basket. On such inception date, the initial Performance Value is set at $1,000 and the Number of Shares of each ETF is calculated as (1) $1,000, times (2) the initial percentage weight of the ETF, divided by (3) the closing share price of the ETF on the inception date. The Number of Shares of each ETF is assumed to be fixed throughout the calculation period. Dividends distributed by the ETFs during the calculation period, are included in the Performance Unit as cash and accrue interest at the cash rate.

Basket Asset	Initial Percentage Weight of the ETF on May 30, 2007	Closing Share Price of ETF on May 30, 2007	Number of Shares of the ETF (fixed during the calculation period)
SPDR® S&P 500® ETF	29.00%	153.46	1.889743
SPDR® S&P® MidCap 400 ETF	11.00%	166.07	0.662371
iShares® Russell 2000 Index Fund	4.00%	83.80	0.477327
iShares® MSCI EAFE Index Fund	10.00%	80.57	1.241157
iShares® MSCI Emerging Markets Index Fund	2.00%	42.15	0.474496
PowerShares® DB Commodity Index Tracking Fund	8.00%	25.28	3.164557
iShares® Barclays Aggregate Bond Fund	12.00%	99.38	1.207486
SPDR® Barclays Capital 1-3 Month T-Bill ETF	16.00%	45.80	3.493450
iShares® Barclays TIPS Bond Fund	8.00%	99.57	0.803455
TOTAL	100%

The following chart shows the value of $1,000 invested in such hypothetical Performance Unit from May 30, 2007 to August 26, 2011 relative to the S&P 500® Total Return Index and the SPDR S&P 500 ETF (Fund 1 described above).

The following table shows the net monthly performance of the hypothetical Performance Unit during the same period, as well as the average yearly performances relative to the S&P 500® Total Return Index and the SPDR S&P 500 ETF (Fund 1 described above).

	2007	2008	2009	2010	2011
Jan		-2.6%	-4.3%	-2.1%	1.1%
Feb		0.4%	-4.8%	1.6%	2.2%
Mar		-0.4%	4.3%	2.9%	0.6%
Apr		3.3%	4.4%	1.4%	2.4%
May		1.9%	4.2%	-4.5%	-1.0%
Jun	-0.6%	-2.6%	-0.2%	-2.0%	-1.3%
Jul	-1.3%	-2.2%	3.8%	3.9%	-0.3%
Aug	0.6%	-0.3%	1.5%	-1.9%	-4.7%
Sep	3.3%	-6.4%	2.3%	5.0%
Oct	2.4%	-12.5%	-0.6%	2.3%
Nov	-1.8%	-4.1%	3.1%	-0.3%
Dec	-0.1%	2.6%	0.9%	3.8%

YTD	2.3%	-21.6%	14.9%	10.1%	-1.2%

S&P 500 Total Return Index YTD	-3.01%	-37.00%	26.46%	15.06%	-5.20%

Fund 1 YTD	-4.56%	-38.29%	23.37%	12.87%	-6.10%

(1)

The figure for June 2007 and the YTD figures for 2007 commence on June 1, 2007. The figure for August, 2011 represents the period from August 1, 2011 to August 26, 2011. The YTD figures for 2011 represent the period from January 1, 2011to August 26, 2011.

The graphs below illustrate the effect of the PROSPER strategy, assuming that it had been applied on such hypothetical Performance Unit during the same period from June 1, 2007 to August 26, 2011. The first graph illustrates the hypothetical performance of a direct investment in a hypothetical Performance Unit and the corresponding hypothetical performance of a Portfolio Unit and the minimum protection level. The second graph illustrates the allocation between the performance assets and the cash assets in a Portfolio Unit between June 1, 2007 and August 26, 2011. The calculation is based on the hypothetical values of the Performance Unit shown above and published levels of the cash index from June 1, 2007 to August 26, 2011. The hypothetical historical information below is subject to the following assumptions regarding terms of the hypothetical securities:

•	The portfolio gap risk factor is 20.00%, the Maximum cushion ratio threshold is 25.00%, and the Minimum cushion ratio threshold is 16.67%.

•	The investor fee is calculated using the applicable investor fee rate.

•	The minimum protection level is the greater of (1) $800 and (2) 80% of the highest Unit NAV since inception.

•	On the inception date, the Unit NAV is $982.50, with a 100% allocation in the performance assets and a 0% allocation in the cash assets.

Performance Unit Final Return	0.5%
Annualized Yield on the Performance Unit	0.1%
Portfolio Unit Final Return	-12.9%
Annualized Yield on the Portfolio Unit	-3.2%

Past performance of the components of the performance basket, and the hypothetical past performance of a Performance Unit applying the PROSPER strategy, is not indicative of the future results of the performance basket, the Portfolio or the Securities.

MARKET DISRUPTION EVENTS

A valuation date or allocation adjustment date may be postponed (and thus the determination of the value of the Securities, as well as the maturity date) may be subject to adjustment, if the calculation agent determines that, on such date, a market disruption event has occurred or is continuing in respect of the performance assets. Please see the discussion under “Reference Assets—Exchange-Traded Funds” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or any Combination Thereof” in the accompanying prospectus supplement for a description of the market disruption and adjustment events applicable to your Securities.

Antidilution Adjustments

If an event occurs which, in the sole discretion of the calculation agent, has a dilutive or concentrative effect on the aggregate value of the ETF shares, the calculation agent may adjust any variable described in this pricing supplement, including the number of ETF shares in the performance basket, the distributed dividends per ETF share and the closing price on any valuation date, and will make such adjustments as it deems necessary to negate such dilutive or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

TRADEMARKS

Barclays PROSPER™ is a trademark of Barclays Bank PLC.

VALUATION OF THE SECURITIES

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the Unit NAV of the Portfolio on any day will affect the market value of the Securities more than any other factors. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, including inventory positions with Barclays Capital Inc. or any market maker; the prevailing interest rate environment; economic, financial, political, regulatory, geographical or judicial events that affect interest rates; or the creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $1,000.

Payment at Maturity

If you hold your Securities to maturity, you will receive a payment for each Security equal to the greater of (1) the Unit NAV as of the final valuation date and (2) the minimum protection level as of the final valuation date.

For purposes of calculation, the Portfolio is divided into “Portfolio Units”, with each such unit representing the value and performance of each Security. On the inception date, the net asset value of each Portfolio Unit (the “Unit NAV”) will be less than the face amount of each Security, and will instead be equal to $982.50, or 98.25%, of the face amount of each Security. After the inception date, the Unit NAV will be calculated as of the close of business on each trading day using the methodology described under the caption “The Portfolio” in this pricing supplement.

The “minimum protection level” on any valuation date, including the final valuation date is equal to (1) $800 and (2) 80% of the highest Unit NAV calculated as of the close of business on all valuation dates up to and including the then current valuation date.

The “investor fee” is equal to 1.15% of the Unit NAV per year and is deducted from the Unit NAV on each valuation date but may be less than such amount under certain circumstances, as described in the following paragraph. No investor fee will be deducted on the initial valuation date. On each subsequent valuation date, up to and including the final valuation date, the investor fee will be deducted, on a pro-rata basis, from the constituent assets within each Portfolio Unit by the following percentage: (1) the investor fee rate on such valuation date times (2) the number of calendar days from (and including) the immediately preceding valuation date to (but excluding) the then current valuation date, divided by (3) 365. The Unit NAV calculated on each valuation date reflects the net asset value of the Portfolio Unit after the deduction of investor fee on such valuation date. Notwithstanding the deduction of any investor fees, you will not receive less than the minimum protection level at maturity.

The “investor fee rate” is 1.15% on any valuation date after the inception date if the Unit NAV on the immediately preceding valuation date is greater than the minimum protection level on such preceding valuation date. If the Unit NAV on the immediately preceding valuation date is less than or equal to the minimum protection level on such preceding valuation date, the investor fee rate will be the lesser of (1) 1.15% and (2) the cash index interest rate (as defined herein) of the then current valuation date.

A “valuation date” is any trading day on or after the inception date where the Unit NAV is calculated using the methodology described under the caption “The Portfolio” in this pricing supplement. The “initial valuation date” for the Securities will be the inception date. The “final valuation date” for the Securities will be August 17, 2012, subject to market disruption events and non-trading days.

Maturity Date

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. The calculation agent may postpone the final valuation date—and therefore the maturity date—if the value of the Portfolio is not available or cannot be calculated, though such postponement will not exceed five business days.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies.”

Default Amount

The default amount for the Securities on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities with identical terms at any time. We may consolidate the additional securities to form a single class within the outstanding Securities. If there is substantial demand for the Securities, we may issue additional Securities frequently.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

When we refer to a trading day with respect to the Securities, we mean any business day on which trading is generally conducted on NYSE Arca and trading is generally conducted on the interbank market, in each case as determined by the calculation agent in its sole discretion.

Business Day

When we refer to a business day with respect to the Securities, we mean a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City or in London generally are authorized or obligated by law or executive order to be closed.

Role of Calculation Agent

Barclays Bank PLC will serve as the calculation agent for the Securities. The calculation agent will be responsible for the composition, calculation and maintenance of the Portfolio and may also, in its sole discretion, make a number of determinations regarding the value of the Securities, including the existence of market disruption events, business days, the default amount, the maturity date and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of the ETFs within the Portfolio or purchases and sales of derivatives linked to such ETFs prior to or on the inception date. In addition, from time to time after we issue the Securities, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions into which we have entered. We or our affiliates may close out our or their hedge positions on or before the final valuation date. The hedging activity discussed above may adversely affect the value of the Portfolio and, as a consequence, the market value of the Securities from time to time and the amount payable at maturity. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

SUPPLEMENTAL U.S. INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. In addition, this discussion is only applicable to you if your taxable year does not end on a day that is between the final valuation date and the maturity date.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, CERTAIN ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES AS WELL AS THE APPLICATION OF STATE, LOCAL AND OTHER TAX LAWS TO YOUR INVESTMENT IN THE SECURITIES.

Our counsel, Sullivan & Cromwell LLP, is of the opinion that the Securities should be treated as contingent short-term debt for U.S. federal income tax purposes. As discussed below, however, the application of the short-term debt rules to the Securities is not entirely clear.

All interest on a short-term debt instrument is generally treated as original issue discount (“OID”) for U.S. federal income tax purposes. If the minimum protection level does not exceed the principal amount of the Securities, it is likely that no OID will be treated as accruing on the Securities until the final valuation date. The U.S. federal income tax consequences of holding the securities in this scenario are discussed below, under “—If the Minimum Protection Level Never Exceeds the Principal Amount of the Securities”. Although an individual or other cash-basis U.S. holder of a short-term debt instrument is generally not required to currently include OID on its short-term debt instruments in income on a current basis unless the holder elects to do so, if the minimum protection level exceeds the principal amount of the Securities, it would be reasonable to treat the Securities as currently giving rise to OID, and to treat the Securities in accordance with the discussion under “—If the Minimum Protection Level Exceeds the Principal Amount of the Securities”.

If the Minimum Protection Level Never Exceeds the Principal Amount of the Securities

As noted above, if the minimum protection level never exceeds the principal amount of the Securities, it is likely that no interest will accrue on the Securities until the final valuation date. In such a case, it is likely that you should not be required to recognize any income prior to the sale or maturity of the Securities. Except as described below, upon the maturity of your Securities, you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your Securities at such time and the amount you paid for your Securities. Upon a sale or exchange of your Securities, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your Securities and the amount received by you upon such sale or exchange, unless you sell or exchange your Securities between the final valuation date and the maturity date, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. The deductibility of capital losses is subject to limitations.

If you purchase your Securities at a discount from their principal amount and hold them until maturity, it would be reasonable for you to treat any income you recognize as short-term capital gain to the extent of the excess of the principal amount of your Securities over the amount you paid for your Securities. Similarly, if you purchase your Securities at a discount from their principal amount and sell or exchange them between the final valuation date and the maturity date, any gain that you recognize upon such sale or exchange should be treated as short-term capital gain to the extent that such gain does not exceed the difference between the principal amount of your Securities and the amount you paid for your Securities.

If the Minimum Protection Level Exceeds the Principal Amount of the Securities

If the minimum protection level exceeds the principal amount of the Securities, it would be reasonable to treat the Securities as subject to the general rules applicable to short-term debt instruments that provide for non-contingent interest payments. While it is not entirely clear, it would be reasonable to interpret these rules as requiring holders of the Securities to treat any increase in the amount by which the minimum protection level exceeds the Securities’ issue price as accrued OID. In such a case, it would be reasonable for accrual basis taxpayers and cash basis taxpayers that elect to accrue interest currently on their short-term debt instruments to accrue this amount during the term of the Securities, although the timing of such accrual is not entirely clear. Although, as noted above, cash-basis taxpayers who do not elect to currently include interest on their short-term debt instruments are generally not required to include OID from their short-term debt instruments in income on a current basis, such cash-basis taxpayers would, under this approach, be required to: (i) defer deductions for interest on borrowings allocable to the Securities in an amount not exceeding the amount of OID that accrued on the Securities until the accrued amount is realized upon maturity of the Securities, and (ii) upon a sale of the Securities, treat any amount received that is attributable to accrued OID as ordinary interest income. For a further discussion of the general rules applicable to short-term debt instruments, please review the section entitled “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement.

Alternative Treatments.

The application of the short-term debt rules to your Securities is not entirely clear, and alternative treatments are possible. For example, it is possible that accrual basis taxpayers and cash basis taxpayers that elect to accrue interest currently on their short-term debt instruments should not be required to accrue any interest prior to maturity even if the minimum protection level exceeds the Securities’ issue price. Under such an alternative, cash basis taxpayers who do not elect to accrue interest currently would not be subject to the rules described above in the preceding paragraph. Alternatively, it is possible that OID should be treated as accruing over the term of your Securities even if the minimum protection level never exceeds the Securities’ issue price. The rules for how such OID might be calculated are unclear, but it may, for example, be reasonable to calculate such OID using a method analogous to the rules for accruing interest on a contingent payment debt instrument. For a discussion of the rules governing contingent payment debt instruments, please see the accompanying prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments”.

It is also possible that you could be required to recognize gain or loss each time the Portfolio is adjusted according to the PROSPER strategy. If you are required to recognize gain or loss each time the Portfolio is adjusted, such gain or loss would likely be either ordinary gain or loss or short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

It is also possible that you may be required to treat an amount equal to all or a portion of amounts attributable to the investor fee an expense. The deduction of any such deemed expense would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities. Under this alternative treatment, you could also be required to recognize amounts of income, gain or loss over the term of your Securities as if you had sold a portion of your Securities to pay the investor fee.

“Specified Foreign Financial Asset” Reporting.

Under legislation enacted in 2010, individuals that own “specified foreign financial assets” (such as your Securities) with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the form on which to report the relevant information. However, once the Internal Revenue Service issues the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Information Reporting and Backup Withholding.

Please see the discussion under “Certain U.S. Federal Income Tax Considerations —Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your Securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us the principal amount of the Securities, at a price per Security equal to 98.25% of the face amount of each Security. The Agent may subsequently sell the Securities to additional dealers at the same price. Initial sales to the public will be at an initial public offering price per Security that is equal to the face amount of each Security.

The Agent is committed to take and pay for all of the Securities, if any are taken.

$310,000

BARCLAYS BANK PLC

Barclays PROSPERTM ETF Notes, due August 22, 2012

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

August 26, 2011

(to Prospectus dated August 31, 2010 and

Prospectus Supplement dated May 27, 2011)